UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 24, 2010
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-29472 (Commission File Number)	23-1722724 (IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 24, 2010, Amkor Technology, Inc. (“Amkor”) issued a press release announcing that it will call for redemption all of the $100,000,000 aggregate principal amount outstanding of its 6.25% Convertible Subordinated Notes due 2013 (the “2013 Notes”). The redemption date of the 2013 Notes will be January 26, 2011. The redemption price is 102.344% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. As provided in the Indenture for the 2013 Notes, holders may convert their 2013 Notes into Amkor Common Stock at any time prior to 5:00 p.m., Eastern Time, on January 25, 2011, at the conversion price of $7.49 per share. The 2013 Notes are held by Mr. James J. Kim, Amkor’s executive chairman of the board of directors, and trusts for the benefit of certain Kim family members.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
99.1	Text of Press Release dated December 24, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010	Amkor Technology, Inc.
/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX:

Exhibit	Description
99.1	Text of Press Release dated December 24, 2010.